                                                                     Exhibit 3.4
                                    BYLAWS

                                      OF

                             WINE ACQUISITION INC.

                                  ARTICLE I.

                             CORPORATE MANAGEMENT

          The business and affairs of Wine Acquisition Inc. (the "Corporation") shall be managed, and all corporate powers shall be exercised, by or under the direction of the board of directors of the Corporation (the "Board"), subject to the articles of incorporation and the General Corporation Law of the State of California (the "General Corporation Law").

                                  ARTICLE II.

                                   OFFICERS

          1.   Designation.  The officers of the Corporation shall consist of a
                                             ----
Chairman of the Board (the "Chairman") or a President, or both, a Secretary, and a Chief Financial Officer and, if the Board of Directors from time to time so elects, any of the following: a Vice Chairman of the Board (the "Vice Chairman"), a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board may from time to time elect. Any two or more of such offices may be held by the same person.

          2. Term. The officers shall be elected by the Board as soon as possible after the Annual Meeting of the Shareholders, and shall hold office for one year or until their successors are duly elected. Any officers may be removed from office at any time, with or without cause, by the vote of a majority of the authorized number of Directors. The Board may fill vacancies or elect new officers at any time.

          3. Chairman. The Chairman shall be a director and shall preside at meetings of the Board and meetings of the Shareholders. The Chairman shall be responsible for Board and Shareholder governance and shall have such duties and responsibilities as are customarily assigned to such positions.

          4. Vice Chairman. The Vice Chairman shall be a director and, in the absence of the Chairman, shall preside at meetings of the Board and meetings of Shareholders. The Vice Chairman shall assist the Chairman in his responsibility for Board and Shareholder governance and shall have such duties as are customarily assigned to such position.

          5. President. The duties of the President of the Corporation shall include, but not be limited to, assisting the Chief Executive Officer (to the extent the President is not also the Chief Executive Officer) in directing the overall business, affairs and operations of the Corporation.

          6. Vice Presidents. The Vice Presidents, one of whom shall be the chief financial officer, shall have such duties as the President or the Board shall designate.

          7. Chief Financial Officer. The Chief Financial Officer shall be responsible for the issuance of securities and the management of the Corporation's cash, receivables and temporary investments.

          8. Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Shareholders and the Board, keep a true and accurate record of the proceedings of all such meetings and attest the same by his or her signature, have charge of all books, documents and papers which appertain to the office, have custody of the corporate seal and affix it to all papers and documents requiring sealing, give all notices of meetings, have the custody of the books of stock certificates and transfers, issue all stock certificates, and perform all other duties usually appertaining to the office and all duties designated by the bylaws, the President or the Board. In the absence of the Secretary, any Assistant Secretary may perform the duties and shall have the powers of the Secretary.

          9. Treasurer and Assistant Treasurer. The Treasurer shall perform all duties usually appertaining to the office and all duties designated by the President or the Board. In the absence of the Treasurer, any Assistant Treasurer may perform the duties and shall have all the powers of the Treasurer.

          10. Controller and Assistant Controller. The Controller shall be responsible for establishing financial control policies for the Corporation, shall be its principal accounting officer, and shall perform all duties usually appertaining to the office and all duties designated by the President or the Board. In the absence of the Controller, any Assistant Controller may perform the duties and shall have all the powers of the Controller.

          11. Chief Executive Officer. The duties of the Chief Executive Officer of the Corporation shall include, but not be limited to, directing the overall business, affairs and operations of the Corporation, through its officers, all of whom shall report directly or indirectly to the Office of the Chairman or, if there is no Office of the Chairman, to the Chief Executive Officer.

          12. Chief Operating Officer. The duties of the Chief Operating Officer of the Corporation shall include, but not be limited to, directing the day-to-day business, affairs and operations of the Corporation, under the supervision of the Chief Executive Officer and (to the extent the Chief Executive Officer is not also the President) the President.

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                                 ARTICLE III.

                                   DIRECTORS

          1. Number. The Board shall consist of not less than two nor more than eight Directors. The exact number of Directors shall be fixed from time to time, within the limits specified, by approval of the Board in the form of an amendment to these By-laws or in a manner otherwise specified in the Articles of Incorporation. Initially, the Board shall consist of two Directors.

          2. Election. A Board shall be elected as set forth in the articles of incorporation.

          3. Vacancies. Vacancies in the Board may be filled as set forth in the articles of incorporation.

          4. Compensation. Members of the Board shall receive such compensation as the Board may from time to time determine.

          5. Regular Meetings. A regular meeting of the Board shall be held immediately after each Annual Meeting of Shareholders. Other regular meetings of the Board shall be held on such dates and at such times and places as may be designated by resolution of the Board.

          6. Special Meetings. Special meetings of the Board may be called at any time by the Chairman, the Vice Chairman, the President or a majority of the authorized number of Directors.

          7. Notice of Meetings. Written notice shall be given to each Director of the date, time and place of each regular meeting and each special meeting of the Board. If given by mail, such notice shall be mailed to each Director at least four days before the date of such meeting, or such notice may be given to each Director personally or by telegram at least 48 hours before the time of such meeting. Every notice of special meeting shall state the purpose for which such meeting is called. Notice of a meeting need not be given to any Director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

          8. Quorum. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, and every act or decision of a majority of the Directors present at a meeting at which a quorum is present shall be valid as the act of the Board, provided that a meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of Directors present at any meeting, in the absence of a quorum, may adjourn to another time.

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          9.   Action Upon Consent.  Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.

          10. Telephonic Participation. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in the meeting can hear one another. Such participation constitutes presence in person at the meeting.

          11. Directors Emeritus. The Board may from time to time elect one or more Directors Emeritus. Each Director Emeritus shall have the privilege of attending meetings of the Board, upon invitation of the Chairman, the Vice Chairman or the President. No Director Emeritus shall be entitled to vote on any business coming before the Board or be counted as a member of the Board for any purpose whatsoever.

                                  ARTICLE IV.

                                  COMMITTEES

          1. Executive Committee. The Board shall appoint an Executive Committee. The Chairman shall be ex officio the Chairman thereof, unless the Board shall appoint another member as Chairman. The Executive Committee shall be composed of members of the Board, and shall at all times be subject to its control. The Executive Committee shall have all the authority of the Board, except with respect to:

               (a) The approval of any action which also requires Shareholders', approval;

               (b) The filling of vacancies on the Board or on any committee;

               (c) The fixing of compensation of the Directors for serving on the Board or on any committee;

               (d) The amendment or repeal of bylaws or the adoption of new bylaws;

               (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

               (f) A distribution to the Shareholders; and

               (g) The appointment of other committees of the Board or the members thereof.

          2. Audit Committee. The Board shall appoint an Audit Committee comprised solely of Directors who are neither officers nor employees of the Corporation and who are free

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from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as committee members. The Audit Committee shall review and make recommendations to the Board with respect to:

               (a) The engagement of an independent accounting firm to audit the Corporation's financial statements and the terms of such engagement;

               (b) The policies and procedures for maintaining the Corporation's books and records and for furnishing appropriate information to the independent auditor;

               (c) The evaluation and implementation of any recommendations made by the independent auditor;

               (d) The adequacy of the Corporation's internal audit controls and related personnel; and

               (e) Such other matters relating to the Corporation's financial affairs and accounts as the Committee deems desirable.

          3. Other Committees. The Board may appoint such other committees of its members as it shall deem desirable, and, within the limitations specified for the Executive Committee, may vest such committees with such powers and authorities as it shall see fit, and all such committees shall at all times be subject to its control.

          4. Notice of Meetings. Notice of each meeting of any committee of the Board shall be given to each member of such committee, and the giving of such notice shall be subject of the same requirements as the giving of notice of meetings of the Board, unless the Board shall establish different requirements for the giving of notice of committee meetings.

          5. Conduct of Meetings. The provisions of these bylaws with respect to the conduct of meetings of the Board shall govern the conduct of committee meetings. Written minutes shall be kept of all committee meetings.

                                  ARTICLE V.

                             SHAREHOLDER MEETINGS

          1. Annual Meeting. (a) An Annual Meeting of Shareholders shall be held each year on such date and at such time as may be designated by resolution of the Board.

          (b) At an Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before Annual Meeting, business must be (i) specified in the notice of the Annual Meeting (or any supplement thereto) given by or at the direction of the Board and (ii) otherwise properly brought before an Annual Meeting by a Shareholder. For business to be properly brought before an Annual Meeting by a Shareholder, including the nomination of any person

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(other than a person nominated by or at the direction of the Board) for election to the Board, the Shareholder must have given timely and proper written notice to the Secretary of the Corporation. To be timely, the Shareholder's written notice must be received at the principal executive office of the Corporation not less than 60 nor more than 120 in advance of the date corresponding to the date of the last Annual Meeting of Shareholders; provided, however, that in the event the Annual Meeting to which the Shareholder's written notice relates is to be held on a date that differs by more than 60 days from the date of the last
Annual Meeting of Shareholders, the Shareholder's written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the Annual Meeting is made or given to Shareholders. To be proper, the Shareholder's written notice must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (w) a brief description of the business desired to be brought before the Annual Meeting, (x) the name and address of the Shareholder as they appear on the Corporation's books, (y) the class and number of shares of the Corporation that are beneficially owned by the Shareholder and (z) any material interest of the Shareholder in such business. In addition, if the Shareholder's written notice relates to the nomination at the Annual Meeting of any person for election to the Board, such notice to be proper must also set forth (A) the name, age, business address and residence address of each person to be so nominated, (B) the principal occupation or employment of each such person, (C) the number of shares of capital stock of the Corporation beneficially owned by each such person and (D) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Corporation if elected. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section l(b) of
Article V.

          2. Special Meetings. Special meetings of the Shareholders for any purpose whatsoever may be called at any time by the Chairman, the Vice Chairman, the President, or the Board, or by one or more Shareholders holding not less than one-tenth of the voting power of the Corporation. Within five business days after receiving such a written request from Shareholders of the corporation, the Board shall determine whether Shareholders owning not less than one-tenth of the voting power of the Corporation support the call of a special meeting and notify the requesting party or parties of its finding.

          3. Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the Corporation in [San Diego], California, or at such other locations as may be designated by the Board.

          4. Notice of Meetings. Written notice shall be given to each Shareholder entitled to vote of the date, time, place and general purpose of each meeting of Shareholders. Notice may be given personally, or by mail, or by telegram, charges prepaid, to the Shareholder's address appearing on the books of the Corporation. If a Shareholder supplies no address to the Corporation, notice shall be deemed to be given if mailed to the place where the principal office of the Corporation is situated or published at least once in some newspaper of general circulation

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in the county of said principal office. Notice of any meeting shall be sent to each Shareholder entitled thereto not less thin 10 or more than 60 days before such meeting.

          5. Voting. The Board may fix a time in the future not less than 10 or more than 60 days preceding the date of any meeting of Shareholders, or not more than 60 days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only Shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board may close the books of the Corporation against any transfer of shares during the whole or any part of such period.

          6. Quorum. At any Shareholders' meeting a majority of the shares entitled to vote must be represented in order to constitute a quorum for the transaction of business, but a majority of the shares present, or represented by proxy, though less than a quorum, may adjourn the meeting to some other date, and from day to day or from time to time thereafter until a quorum is present.

          7. Confidential Voting. Each Shareholder of the Corporation shall be entitled to elect voting confidentiality as provided in this Section 7 on all matters submitted to Shareholders by the Board and each form of proxy, consent, ballot or other written voting instruction distributed by the Shareholders shall include a check box or other appropriate mechanism by which Shareholders who desire to do so may so elect voting confidentiality. All inspectors of election, vote tabulators and other persons appointed or engaged by or on behalf of the process voting instructions (none of whom shall be a Director or officer of the Corporation or any of its affiliates) shall be advised of and instructed to comply with this Section 7 and, except as required or permitted hereby, not at any time to disclose to any person (except to other persons engaged in processing voting instructions), the identity and individual vote of any Shareholder electing voting confidentiality; provided, however, that voting confidentiality shall not apply and the name and individual vote of any Shareholder may be disclosed to the Corporation or to any person (i) to the extent that such disclosure is required by applicable law or is appropriate to assert or defend any claim relating to voting or (ii) with respect to any matter for which votes of Shareholders are solicited in opposition to any of the nominees or the recommendations of the Board unless the persons engaged in such opposition solicitation provide Shareholders of the Corporation with voting confidentiality (which, if not otherwise provided, will be requested by the Corporation) comparable in the opinion of the Corporation to the voting confidentiality provided by this Section 7.

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

                                  ARTICLE VI.

                             CERTIFICATE OF SHARES

          1. Form. Certificates for shares of the Corporation shall state the name of the registered holder of the shares represented thereby, and shall be signed by the Chairman, the Vice Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary. Any such signature may be by facsimile thereof.

          2. Surrender. Upon a surrender to the Secretary, or to a transfer agent or transfer clerk of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books.

          3. Right of Transfer. When a transfer of shares on the books is requested, and there is a reasonable doubt as to the rights of the persons seeking such transfer, the Corporation, or its transfer agent or transfer clerk, before entering the transfer of the shares on its books or issuing any certificate therefor, may require from such person reasonable proof of his or her rights, and, if there remains a reasonable doubt in respect thereto, may refuse a transfer unless such person shall give adequate security or a bond of indemnity executed by a corporate surety, or by two individual sureties, satisfactory to the Corporation as to form, amount and responsibility of sureties.

          4. Conflicting Claims. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of California.

          5. Loss Theft and Destruction. In the case of the alleged loss, theft or destruction of any certificate of shares, another may be issued in its place as follows: (1) the owner of the lost, stolen or destroyed certificate shall file with the transfer agent of the Corporation a duly executed Affidavit or Loss and Indemnity Agreement and Certificate of Coverage, accompanied by a check representing the cost of the bond as outlined in any blanket lost securities and avoid administration bond previously approved by the Directors of the Corporation and executed by a surety company satisfactory to them, which bond shall indemnify the Corporation, its transfer agents and registrars; or (2) the Board may, in its discretion, authorize the issuance of a new certificate to replace a lost, stolen or destroyed certificate on such other terms and conditions as it may determine to be reasonable.

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

                                 ARTICLE VII.

                      INDEMNIFICATION OF CORPORATE AGENTS

          1. Definitions. For the purposes of this Article VII, "agent" means any person who (i) is or was a Director, officer, employee or other agent of the Corporation, (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or (iii) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Sections 4 or 5(c) of this Article VII.

          2. Indemnification for Third Party Actions. The Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          3. Indemnification for Derivative Actions. The Corporation shall indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person believed to be in the best interests of the Corporation and its Shareholders.
No indemnification shall be made under this Section 3 (a) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (b) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

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

          4. Successful Defense. Notwithstanding any other provision of this Article, to the extent that an agent of the Corporation has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

          5. Discretionary Indemnification. Except as provided in Section 4 of this Article VII, any indemnification under Section 3 hereof shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3, by
(a) a majority vote of a quorum consisting of Directors who are not parties to such proceeding; (b) if such a quorum of Directors is not obtainable, by independent legal counsel in a written opinion; (c) approval by the affirmative vote of a majority of the shares of this Corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of holders of a majority of the outstanding shares which would be entitled to vote at such meeting and, for such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote; or (d) the court in which such proceeding is or was pending, upon application made by the Corporation, the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by said agent, attorney or other person is opposed by the Corporation.

          6. Advancement of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VII.

          7. Restriction on Indemnification. No indemnification or advance shall be made under this Article VII, except as provided in Sections 4 and 6 hereof, in any circumstance where it appears that it would be inconsistent with
(a) a provision of the articles of incorporation of the Corporation, its bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or (b) any condition expressly imposed by a court in approving a settlement.

          8. Non-Exclusive. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnification under this Article VII shall continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 8 shall affect any

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right to indemnification to which persons other than such Directors and officers may be entitled by contract or otherwise.

          9. Expenses as a Witness. To the extent that any agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          10. Insurance. The Corporation may purchase and maintain directors and officers liability insurance, at its expense, to protect itself and any Director, officer or other named or specified agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such expense, liability or loss under the provisions of this Article II or under the General Corporation Law.

          11. Separability. Each and every paragraph, sentence, term and provision of this Article VII is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law. If this
Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless have the power to indemnify each Director, officer, employee, or other agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and including an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated or by any other applicable law.

          12. Agreements. Upon, and in the event of, a determination of the Board to do so, the Corporation is authorized to enter into indemnification agreements with any or all of its Directors, officers, employees and other agents providing for indemnification to the fullest extent permissible under California law and the Corporation's articles of incorporation.

          13. Retroactive Appeal. In the event this Article VII is repealed or modified so as to reduce the protection afforded herein, the indemnification provided by this Article VII shall remain in full force and effect with respect to any act or omission occurring prior to such repeal or modification.

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                                 ARTICLE VIII.

                                  OBLIGATIONS

          All obligations of the Corporation, including promissory notes, checks, drafts, bills of exchange, and contracts of every kind, and evidences of indebtedness issued in the name of, or payable to, or executed on behalf of the Corporation, shall be signed or endorsed by such officer or officers, or agent or agents, of the Corporation and in such manner as, from time to time, shall be determined by the Board.

                                  ARTICLE IX.

                                CORPORATE SEAL

          The corporate seal shall set forth the name of the Corporation, state, and date of incorporation.

                                  ARTICLE X.

                                  AMENDMENTS

          These bylaws may be amended or repealed as set forth in the articles of incorporation.

                                  ARTICLE XI.

                            AVAILABILITY OF BYLAWS

          A current copy of these bylaws shall be mailed or otherwise furnished to any Shareholder of record within five days after receipt of a request therefor.

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